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                                                                    Exhibit 23.2








                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Citadel Broadcasting Corporation:

We consent to the use of our report, dated February 23, 2001, included herein and to the reference to our firm under the headings "Experts" and "Change in Independent Accountants" in the prospectus.


                                             /s/ KPMG LLP

Phoenix, Arizona
December 20, 2002